SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2000




                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Kentucky                       333-33350                 61-1364206
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
  of Incorporation)                                          Identification No.)

 400 East Main Street, Lexington, Kentucky                          40507
 (Address of Principal Executive Offices)                         (Zip Code)

 Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
--------------------------------                  ---------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

       On October 16, 2000, the Registrant issued a press release announcing its earnings for the third quarter of 2000. A copy of such press release, including unaudited financial information released as a part thereof, is attached as
Exhibit 99(a) to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.

          The exhibit listed on the Exhibit Index of this Form 8-K is filed as a part of this Report.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST SECURITY BANCORP, INC.




Date: October 16, 2000                      /s/ John S. Shropshire
                                           ----------------------
                                               John S. Shropshire
                                               President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)

Date: October 16, 2000                      /s/ Ben A. New
                                           ------------------------
                                               Ben A. New
                                               Vice-President; Controller
                                               (Principal Financial and
                                               Accounting Officer)

                                    EXHIBITS

99(a) Registrant's October 16, 2000 Press Release regarding earnings for the third quarter of 2000.

                                                                  EXHIBIT 99(a)

            FIRST SECURITY BANCORP, INC. THIRD QUARTER RESULTS


First Security Bancorp, Inc., the parent of First Security Bank of Lexington, announced its financial results for the third quarter ended September 30, 2000. Total assets were $125.3 million, a 9.0% increase from $115.0 million at June
30, 2000 and up 32.6% from $94.5 million in total assets at year-end 1999. Deposits increased 10.5% from $102.7 million at June 30, 2000 to $113.4 million at September 30, 2000, and grew 36.0% from $83.4 million at year-end 1999. Net loans increased from $94.7 million at June 30, 2000, to $98.3 million at September 30, 2000, an increase of 3.8%, and were up $20.9 million, or 27.0%, from $77.4 million in net loans at December 31, 1999.

Net income for the three months ended September 30, 2000 was $210,000, or 21.0 cents per share, compared to a net income of $16,000 (1.6 cents per share) for the same quarter a year ago. For the nine months ended September 30, 2000, First Security Bancorp, Inc. earned $545,000, or 54.5 cents per share, compared to a loss of $144,000 (14.4 cents per share) for the nine months ended September 30, 1999. Results for the nine months of 2000 were negatively affected by $141,000 in expenses attributed to the formation of First Security Bancorp, Inc. earlier this year in connection with the bank holding company reorganization of First Security Bank and the recent registration of shares of our stock with the Securities and Exchange Commission.

First Security Bancorp is also pleased to announce that will be offering for sale up to 500,000 new shares of its stock at a price of $16.00 per share. Each existing shareholder is entitled to purchase up to one-half of the number of shares currently owned, until October 24, after which the offering will be opened to the public. The offering will extend until November 30, unless all shares are sold prior to such date. Proceeds will be used to support the continued growth of First Security Bank and for other corporate purposes.

First Security Bank anticipates opening its third location at 3616 Walden Drive (just off Tates Creek Pike) in October.